                                                                    EXHIBIT 99.1

[AIMCO LOGO]

              APARTMENT INVESTMENT AND MANAGEMENT COMPANY ANNOUNCES
                    ACQUISITION OF ELEVEN FLATLEY PROPERTIES
                             IN GREATER BOSTON AREA

DENVER, COLORADO - August 12, 2002

      Apartment Investment and Management Company (NYSE:AIV) ("Aimco") has agreed to acquire 100% ownership of eleven conventional garden and mid-rise apartment properties with 4,323 apartments located in the greater Boston area for $500 million. Aimco is purchasing the properties from Thomas J. Flatley.

      The portfolio surrounds Boston extending from Nashua, New Hampshire, Swampscott and North Andover, Massachusetts to the north to Framingham, Marlborough and Worcester, Massachusetts to the west and Bridgewater and Fall River, Massachusetts and Warwick, Rhode Island to the south. The pro forma average monthly rent for these established communities is $1,263 and the units average 945 square feet in size. Weighted average occupancy for the portfolio is currently 94.6%.

      "These are very solid properties that make a great addition to the Aimco portfolio," said Terry Considine, Aimco chairman and chief executive officer. "Their developer, Tom Flatley, is a New England real estate legend and he built these 'to keep'. I am delighted that when he decided to sell, Tom Flatley chose Aimco. We will make every effort to maintain the Flatley tradition of attention to detail and customer service. We welcome to Aimco the members of the Flatley organization who have made these properties such attractive places to live.

      "In addition to the existing cash flows, we believe that there are excellent upsides available from the improving Boston market and utilization of Aimco efficiencies," added Mr. Considine. "The low density, campus-like settings are, literally, irreplaceable."

      The addition of this portfolio significantly increases Aimco's presence in the Boston area where the company currently owns one conventional property and seven affordable properties. The acquisition is projected to increase Aimco's real estate Free Cash Flow ("FCF") earned in the Boston area from less than 1% to 6%, making Boston Aimco's third largest market. The acquisition will also increase significantly Aimco's real estate Free Cash Flow from properties with monthly rents greater than $1,000: from 16% to 21%.

      Initial funding for the acquisition will be a combination of long-term mortgage debt together with borrowing pursuant to Aimco's credit facility, which will be repaid with operating cash flow and proceeds from the sale of lower rated properties. For the


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Apartment Investment and Management Company
August 12, 2002
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acquisition, Aimco has secured $309 million of 20-year, fully amortizing mortgage debt at interest rates averaging 5.69%.

      Pro forma calendar 2003, Aimco expects the acquisition to be immediately accretive to Aimco, projecting accretion in:

            - Adjusted Funds From Operations ("AFFO") of approximately $2.7 million or $0.02 per share; and

            - Funds From Operations ("FFO") of approximately $4.9 million or $0.04 per share.

      This accretion is based on the cost of committed long-term property debt plus an 11% assumed cost of equity, even though the latter will be funded in the near term with lower cost borrowing under Aimco's line of credit. Pro forma Net Income and EPS will be available after closing.

      Aimco shareholder approval is not required for the transaction. The transaction is subject to ordinary closing conditions. Closing is expected on or before August 29, 2002.

ACQUISITION SUMMARY

      Aimco is purchasing eleven properties consisting of 4,323 conventional apartment units in the greater Boston area. Seven of the properties are garden style and four are mid-rise. (Please see Exhibit I for further detail on the properties).

            - The purchase price averages $117,670 per unit and $125 per square foot, or $113,900 per unit and $121 per square foot for the garden style communities and $134,100 per unit and $141 per square foot for the mid-rise communities.

            - The capitalization rate is 8.31% and is based on pro forma 2003 FCF, which is net of $500 per unit in Capital Replacements.

            -     The pro forma average rent per unit is $1,263.

            -     The pro forma physical occupancy is 94.4%.

            -     The pro forma economic occupancy is 91.3%.

            - The portfolio contains 553 acres of land or an average density of 7.8 units per acre.

      Imbedded in this acquisition are various opportunities that have not been factored into the earnings projections. These include:

            - Potential expansion: four of the properties have additional acreage that can accommodate development of approximately 750 additional units;

            - Continuation of a "kitchen and bath" improvement program: the Flatley Company has already begun this effort completing approximately 800 units and meeting good consumer response;

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Apartment Investment and Management Company
August 12, 2002
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            -     Returning occupancy to historical levels: occupancy at
                  month-end July was approximately 94.6%, which exceeds Aimco's budgeted figure of 94.4%. The average occupancy for the past 20 years in the Boston area has been 96.6%; and

            - Possible addition of garages and storage space: a number of the properties have the land and may have the demand for economically rewarding construction of additional garages and storage areas.

INTEGRATION OF PROPERTIES INTO AIMCO OPERATIONS

      Aimco expects to retain many members of the Flatley organization responsible for operating the properties. "The Flatley organization has a well deserved reputation as excellent operators, and we hope to benefit from their experience," said Peter Kompaniez, Aimco's president. The properties will be integrated into Aimco's conventional Regional Operating Center ("ROC") structure. Aimco intends to establish a Boston ROC that will also be responsible for Aimco's conventional properties in New Hampshire and central Connecticut.

      Other integration efforts, for example in information technology systems, accounting and human resources, are under way and will be completed prior to closing of the transaction.

FUNDING OF ACQUISITION

      The total cost of the acquisition will include $500 million for the properties, $6.2 million of initial capital expenditures and $2.5 million in transaction costs. Aimco will fund this total through borrowing, pursuant to commitments from two institutional lenders, $308.7 million in property debt with fixed interest rates averaging 5.69% and with full amortization over 20 year terms. The remainder of the purchase price will be funded initially from Aimco's credit facility. Aimco expects to repay the short-term debt from internal operating cash flows and with proceeds from the sale of lower rated properties.

      Aimco currently has more than 200 properties, with more than 38,000 units, in the process of being sold. Aimco expects to complete these dispositions over the next 12 to 15 months with cash proceeds, after the repayment of related property debt and distributions to partners, approximating $300 million. At August 9th, Aimco had $374 million available to borrow on its $400 million credit facility. Balance sheet information is attached on Exhibit V.

EARNINGS IMPACT

      Financial projections indicate that the transaction is accretive to Aimco, and property results from the most recent quarter ending June 30, 2002 show that the portfolio is on track to deliver the expected results. The table below projects three-year


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Apartment Investment and Management Company
August 12, 2002
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results based on the pro forma statements. Pro forma results are based on the committed $308.7 million of fixed rate mortgage debt, which has an average interest rate of 5.69%, and a hypothetical current equity cost of 11%.


                            PROJECTED EARNINGS IMPACT
                                 2003-2005 ($MM)

                         2003            2004            2005
                      ----------      ----------      ----------
NOI                   $       44      $       46      $       48
FCF                   $       42      $       44      $       46
Accretion in AFFO     $      2.7      $      4.7      $      6.6
Accretion in FFO      $      4.9      $      6.8      $      8.8

      Pro forma results for calendar year 2003 of approximately $42 million free cash flow are based on the following inputs:

            - Rents increase by $2.4 million, or 3.8%, over June 2002. This is equivalent to $45 per unit per month;

            - Physical occupancy increases from an average of 93.2% during the first six months of this year to an annual average of 94.4%. (Occupancy in the Flatley portfolio has begun to recover from recent vacancies resulting from the recent recession as evidenced by the current physical occupancy of 94.6%.);

            - Other rent loss is reduced $1.1 million from 5.1% of gross potential rent ("GPR") to 3.1% GPR, due to a reduction in concessions from 4.0% to 2.2%; and

            - Expenses increase $1.1 million, primarily due to increases in taxes and insurance of approximately $1 million, as well as increases in onsite and offsite payroll costs. The budgeted expenses of $4,008 per unit are consistent with the trailing 12-month results of Aimco's Bay Ridge property in Nashua, New Hampshire.

CONFERENCE CALL AND WEBSITE INFORMATION

      Aimco will host a conference call to discuss the details of the transaction on Monday, August 12, 2002 at 2:00 p.m. mountain time, or 4:00 p.m. eastern time. You may participate in the conference call by dialing 888-228-8198, or 706-634-5947 for international callers, approximately five minutes before the call is scheduled to begin and indicate that you wish to join the Aimco call with Terry Considine. If you are unable to participate in the conference call, you may access the replay by dialing 800-642-1687, or

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Apartment Investment and Management Company
August 12, 2002
Page 5


706-645-9291 for international callers, access code 5260213. The replay will be available for seven business days.

      A map of the area and pictures of the properties will be available on Aimco's website prior to the call. Go to www.aimco.com/about and click on "Investment Information".

INVESTOR TOUR IN BOSTON

      Aimco will host an investor and analyst tour in Boston after the transaction is closed. Details will be announced at a later time.

FORWARD-LOOKING ASSUMPTIONS

      This news release contains forward-looking statements including statements regarding 2002 through 2005 results that are subject to certain risks and uncertainties, including but not limited to the Company's ability to maintain current occupancy, rent levels, and "same store" results. Actual results may differ materially from those described and could be affected by a variety of factors including economic conditions; changes in interest rates; governmental regulations; competition; financing risks; variations in real estate values; the failure of acquisitions to perform in accordance with expectations; possible environmental liabilities; and other risks described in our filings with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and we assume no obligation to revise or update them to reflect future events or circumstances.

COMPANY INFORMATION

      Aimco is a real estate investment trust with headquarters in Denver, Colorado and 19 regional operating centers that holds a geographically diversified portfolio of apartment communities. Aimco, through its subsidiaries, operates approximately 1,800 properties, including approximately 326,000 apartment units, and serves approximately one million residents each year. Aimco's properties are located in 47 states, the District of Columbia and Puerto Rico.

Contacts:         Paul J. McAuliffe
                  Executive Vice President and Chief Financial Officer
                  (303) 691-4339

                  Jennifer Martin
                  Vice President Investor Relations
                  (303) 691-4440
                  Email: investor@aimco.com



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Apartment Investment and Management Company
August 12, 2002
Page 6


            EXHIBIT I - PROPERTY SUMMARY

                                                                              AVERAGE
                                                                              SQUARE
                                                                  AVG. RENT   FEET PER   JULY 2002      YEAR             UNITS PER
    FLATLEY PORTFOLIO             CITY        STATE     UNITS       2003        UNIT     OCCUPANCY      BUILT    ACRES     ACRE
    -----------------             ----        -----     -----     ---------   --------   ---------      -----    -----   ---------
Waterford Village             Bridgewater       MA       588      $ 1,103       791       100.0%        1971      119      4.94
Royal Crest - Fall River      Fall River        MA       216        1,006       923        99.5%        1974       79      2.73
Georgetown Apartments [1]     Framingham        MA       207        1,347       876        92.8%        1964        8     25.36
Granada Apartments [1]        Framingham        MA        72        1,290       890        88.9%        1968        3     25.36
Bayberry Hill Estates [1]     Framingham        MA       425        1,401       922        92.5%        1971       11     39.72
Royal Crest - Marlborough     Marlborough       MA       473        1,294       904        89.6%        1970       36     12.99
Royal Crest - North Andover   North Andover     MA       588        1,568     1,169        89.8%        1970       76      7.74
Vantage Pointe [1]            Swampscott        MA        96        1,820     1,300        87.5%        1987        3     32.00
Wexford Village               Worcester         MA       264        1,096       852        99.2%        1974       50      5.33
Royal Crest - Nashua          Nashua            NH       902        1,153       938        94.1%        1970       88     10.25
Royal Crest - Warwick         Warwick           RI       492        1,193       962        99.4%        1972       80      6.15
                                                       -----      -------       ---        ----         ----      ---      ----
TOTAL                                                  4,323      $ 1,263       945        94.6%        1972      553      7.82


FOOTNOTES:

[1] These four properties are mid rise communities. The other 7 properties are garden style communities.



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Apartment Investment and Management Company
August 12, 2002
Page 7


EXHIBIT II - MARKETS

A.  CONTRIBUTION TO REAL ESTATE FREE CASH FLOW - PRE- ACQUISITION

                                 2Q02                             PERCENT OF REAL ESTATE
     RANK                 TOP FIVE MARKETS                             FREE CASH FLOW
     ----                 ----------------                        ----------------------
       1        Washington, D.C.                                             11.2%
       2        Los Angeles                                                  9.1%
       3        Chicago                                                      5.8%
       4        Houston                                                      4.5%
       5        Phoenix                                                      3.7%
      38        BOSTON                                                       0.6%


B.  CONTRIBUTION TO REAL ESTATE FREE CASH FLOW - POST ACQUISITION

                                  2Q02                             PERCENT OF REAL ESTATE
     RANK                 TOP FIVE MARKETS                             FREE CASH FLOW
     ----                 ----------------                         ----------------------
       1        Washington, D.C.                                             10.6%
       2        Los Angeles                                                  8.6%
       3        BOSTON                                                       5.7%
       4        Chicago                                                      5.5%
       5        Houston                                                      4.2%




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Apartment Investment and Management Company
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EXHIBIT III - REGIONAL AND PRICE POINT CONTRIBUTION TO REAL ESTATE FREE CASH
FLOW

A. REGIONS

                                      2Q02                                           PRO FORMA WITH
      REGIONS                    PRE-ACQUISITION         FLATLEY ACQUISITION           ACQUISITION
      -------                    ---------------         -------------------         --------------
  Midwest                              19.1%                     0.0%                     18.1%
  Northeast                            20.9%                    100.0%                    25.0%
  California                           12.2%                     0.0%                     11.6%
  Southeast                            15.0%                     0.0%                     14.2%
  Florida                              12.8%                     0.0%                     12.1%
  Texas                                 9.9%                     0.0%                      9.4%
  West                                 10.1%                     0.0%                      9.6%

B. PRICE POINT

                                       2Q02                                           PRO FORMA WITH
   PRICE POINT PER UNIT           PRE-ACQUISITION         FLATLEY ACQUISITION           ACQUISITION
   --------------------           ---------------         -------------------         --------------
21% GREATER THAN $1,000
  Greater than $1,200 per unit         11.1%                     49.3%                    13.1%
  From $1,000 to $1,200                 5.0%                     50.7%                     7.4%
                                      -----                     -----                    -----
     SUBTOTAL                          16.1%                    100.0%                    20.5%
                                      -----                     -----                    -----

34% FROM $700 TO $1,000
  From $900 to $1,000                  10.9%                      0.0%                    10.3%
  From $800 to $900                    11.6%                      0.0%                    11.0%
  From $700 to $800                    13.1%                      0.0%                    12.5%
                                      -----                     -----                    -----
     SUBTOTAL                          35.6%                      0.0%                    33.8%
                                      -----                     -----                    -----

35% LESS THAN $700
  From $600 to $700                    16.6%                      0.0%                    15.7%
  From $500 to $600                    16.2%                      0.0%                    15.3%
  Less than $500 per unit               3.7%                      0.0%                     3.5%
                                      -----                     -----                    -----
     SUBTOTAL                          36.5%                      0.0%                    34.5%
                                      -----                     -----                    -----

TOTAL CONVENTIONAL                     88.2%                    100.0%                    88.8%

Affordable                              9.8%                      0.0%                     9.3%
Other                                   2.0%                      0.0%                     1.9%
                                      -----                     -----                    -----


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Apartment Investment and Management Company
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EXHIBIT IV - EARNINGS IMPACT

                                                                  PRO FORMA 2003
                                                                  --------------
REAL ESTATE
  Greater than $1,200 per unit                                    $   20,852,024
  From $1,000 to $1,200                                               21,421,574
                                                                  --------------
TOTAL REAL ESTATE CONTRIBUTION                                        42,273,598

                                                                  --------------
FREE CASH FLOW                                                        42,273,598
                                                                  --------------

INTEREST EXPENSE
  Secured debt [1]                                                    17,565,030
  Short term debt [2]                                                 22,000,000
                                                                  --------------
TOTAL INTEREST EXPENSE                                                39,565,030

AFFO                                                              $    2,708,568
                                                                  --------------

Add back: capital replacements @ $500 per door                         2,161,500
                                                                  --------------
FFO                                                               $    4,870,068
                                                                  ==============


EARNINGS IMPACT PER SHARE
  AFFO                                                            $         0.02
  FFO                                                             $         0.04

PRO FORMA FULLY DILUTED SHARES OUTSTANDING                           117,685,000


FOOTNOTES:

[1]   $308.7 million of 20-year, fully amortizing mortgage debt at 5.69%.

[2] Assumes 11% cost of equity, even though this component will be funded in the near term with low cost borrowing under Aimco's line of credit.




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Apartment Investment and Management Company
August 12, 2002
Page 10


EXHIBIT V - PRO FORMA FINANCIAL DATA
(IN THOUSANDS)


                                                           PRE ACQUISITION
                                                                AS OF                                  PRO FORMA
                                                            JUNE 30, 2002        ACQUISITION          ACQUISITION
                                                           ---------------      --------------       --------------

  TOTAL MARKET CAPITALIZATION
  Secured notes payable [1]                                 $    3,972,620       $      308,700       $    4,281,320
  Secured tax-exempt bond financing [1]                          1,225,471                                 1,225,471
  Short-term debt                                                  150,000              200,000              350,000
  Perpetual preferred                                              552,520                                   552,520
  Convertible preferred                                            578,059                                   578,059
  Common and OP Unit equity                                      5,113,159                                 5,113,159
                                                            --------------       --------------       --------------
  Total                                                     $   11,591,829       $      508,700       $   12,100,529
                                                            --------------       --------------       --------------

  Shares outstanding                                                91,423                                    91,423
  OP Units outstanding                                              12,503                                    12,503
                                                            --------------       --------------       --------------
  Total                                                            103,926                   --              103,926
                                                            --------------       --------------       --------------

  Share price (as of 6/30/02)                               $        49.20                            $        49.20

  FULLY DILUTED SHARES OUTSTANDING
  Common share and common share equivalents                        102,628                                   102,628
  Operating Partnership and other units                             15,056                                    15,056
                                                            --------------       --------------       --------------
    Total                                                          117,685                   --              117,685
                                                            --------------       --------------       --------------

  TOTAL MORTGAGE DEBT
  Consolidated
    Fixed                                                   $    4,186,631       $      308,700       $    4,495,331
    Variable                                                       868,823                                   868,823
  Unconsolidated
    Fixed                                                          553,017                                   553,017
    Variable                                                        70,795                                    70,795
                                                            --------------       --------------       --------------

  Total mortgage debt (consolidated and pro rata
       Share unconsolidated)                                     5,679,266              308,700            5,987,966
                                                            --------------       --------------       --------------
  Minority Interest                                               (481,175)                                 (481,175)

                                                            --------------       --------------       --------------
  Aimco's Share of Mortgage Debt                            $    5,198,091       $      308,700       $    5,506,791
                                                            --------------       --------------       --------------

                                                         PRE-             PRO FORMA
                                                      ACQUISITION        ACQUISITION
                                                     2ND QTR 2002       2ND QTR 2002
                                                     ------------       ------------

  2002 FIXED CHARGE COVERAGE RATIOS
  Free Cash Flow coverage of interest expense            1.85                1.84
       And preferred dividends [2]

FOOTNOTES:

[1] Minority Interest has been deducted to indicate Aimco's Share of Mortgage Debt.

[2] Pro forma assumes near term borrowings under Aimco's line of credit at an annual interest rate of 4.5%.